Exhibit 99.5


Fitch Revises Rating Outlook on Ford to Negative
2005-04-11 10:04 (New York)


CHICAGO--(BUSINESS WIRE)--April 11, 2005 Fitch Ratings has revised the Rating Outlook of Ford, Ford Credit, Hertz and related entities (see below) to Negative from Stable. The Outlook revision reflects the effect of further production cutbacks on Ford's consolidated operating results, continuing price competition in key market segments, shifting consumer buying patterns away from mid-size and large SUVs (which have comprised a significant component of Ford's automotive profitability) and cost pressures. These factors have further compressed margins, already weak for the rating category, and Ford now expects automotive operations to be breakeven at best. Future rating decisions will focus on Ford's ability to restore margins through stabilization of market shares, the ability to retain pricing on new and recent product introductions, and further success in cost reduction programs.

   Ford's difficulties have occurred despite being in a relatively favorable part of its product cycle and during a period of solid economic growth. The success of the company's core F-Series and several new product offerings (most notably the new Mustang) have not been sufficient to improve consolidated operating results in light of less successful new car introductions and continuing price competition. In particular, the truck market has recently experienced higher incentive levels, and product and capacity expansions in this segment indicate no let-up in competitive pressures in this key segment. Ford's recent announcement highlights the sensitivity of operating cash flows to SUV volumes and pricing in the truck market, and pressures in these areas will persist. Ford also continues to struggle with losses at its PAG unit, primarily in its Jaguar operations. Despite several restructuring programs, losses have been persisted.

   Ford has announced production cutbacks for the remainder of 2005 in response to slowing sales of mid-size and large SUVs that have shown double-digit sales declines for the first quarter. Ford's high fixed cost structure, continuing escalation in health care costs, and the full roll-in of steel and other commodity costs in 2005 indicate that margin restoration will be difficult to achieve in the near term. Ford has made progress in reducing its fixed cost structure, but as share losses continue and production is reduced, Ford will be challenged to keep pace in reducing fixed costs. Stabilizing share losses over the near term will be a key determinant in future rating decisions.

   Ford maintains very strong liquidity, with cash and short-term VEBA of $23.6 billion at yearend 2004 at Ford Motor and an additional $12.7 billion at Ford Credit. Ford modestly reduced debt in 2004 and contributed $5 billion to its pension and long-term VEBA accounts, benefiting from strong profitability at Ford Credit and a dividend to Ford Motor of $4.3 billion. Ford Motor has an extended maturity schedule with minimal debt maturities over the next five years. Ford's credit profile also benefits from its holdings in well-performing Hertz and, to a lesser degree, Mazda.

   Health care costs remain a key competitive disadvantage for Ford and GM, and led by GM, are likely to seek concessions prior to the official contract re-opening in 2007. The current level of steel prices is viewed by Fitch as a cyclical issue, however, and margins may benefit over the near term as steel prices moderate. Top-line improvement will be dependent on the performance of recent and new product introductions, and the ability of Ford to retain pricing. This will remain a challenge, particularly in the key truck market where pricing incentives and new transplant capacity and product introductions presage an increasingly competitive market.

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   Ford and Visteon are expected to reach an agreement in which Fitch expects that the vast majority of the restructuring costs will be borne by Ford. These charges are likely to be significant, but can be comfortably absorbed by Ford's substantial liquidity. However the agreement is structured, the question remains how quickly Ford and Visteon can establish cost competitiveness at these operations. As the bulk of cost savings will be derived through employment reductions and facility closures/divestitures, progress is expected to be gradual but could result in a more competitive supply base over time.

   Fitch has revised The Rating Outlook to Negative from Stable on the following ratings:

   Ford Motor Co.

   --  Senior debt 'BBB+';

   --  Preferred stock 'BBB-';

   --  Commercial paper 'F2'.

   Ford Motor Credit Co.

   --  Senior debt 'BBB+';

   --  Commercial paper 'F2'.

   FCE Bank PLC

   --  Senior debt 'BBB+';

   --  Short-term 'F2'.

   Ford Credit Canada Ltd.

   --  Senior debt 'BBB+';

   --  Commercial paper 'F2'.

   Ford Credit Australia Ltd.

   --  Senior debt 'BBB+';

   --  Commercial paper 'F2'.

   Ford Credit Co. of New Zealand Ltd.

   --  Senior debt 'BBB+';

   --  Commercial paper 'F2'.

   Ford Capital B.V.

   --  Senior debt 'BBB+'.

   Ford Motor Credit Co. of Puerto Rico, Inc.

   --  Commercial paper 'F2'.

   Ford Holdings Inc.

   --  Senior debt 'BBB+'.

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   Ford Motor Co. S.A. de C.V.

   --  Senior debt 'BBB+';

   --  Short-term 'F2'.

   PRIMUS Financial Services (Japan)

   --  Senior debt 'BBB+';

   --  Short-term 'F2'.

   The Hertz Corp.

   --  Senior debt 'BBB+';

   --  Commercial paper 'F2'.

   Hertz Canada Ltd.

   --  Commercial paper 'F2'.

   Hertz Australia Pty. Ltd.

   --  Commercial paper 'F2'.

   Hertz Finance Centre Plc

   --  Commercial paper 'F2'.



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